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                          MAINSTAY VP SERIES FUND, INC.
                                 CODE OF ETHICS
                          Adopted as of August 18, 1998
                             Pursuant to Rule 17j-1
                  Under the Investment Company Act of 1940 as amended

I.       INTRODUCTION AND APPLICATION

         The MainStay VP Series Fund, Inc. (the "Fund") recognizes the importance of high ethical standards in the conduct of its business and requires that this Code of Ethics (the "Code") be observed by each Access Person (defined below in Section III(A)). This Code is intended to apply to the Company's officers and directors and other Access Persons who are employees of any affiliate of the Fund, including its investment advisers. This Code does not apply to investment advisers that are not affiliates of New York Life Insurance Company. An unaffiliated investment adviser that enters into a sub-advisory agreement to provide investment management services to a Fund will be expected to have adopted and to comply with its own code of ethics. All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the Secretary of the Fund.

         Each Access Person is under a duty to exercise his or her authority and responsibility for the benefit of the Fund and its shareholders, to place the interests of the shareholders first and to refrain from having outside interests conflicting with the interests of the Fund and its shareholders. Each such person must avoid any circumstances which might adversely affect or appear to affect his or her duty of complete loyalty to the Fund and its shareholders in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity. Each Access Person must abstain from participation (or any other involvement) in "insider trading" in contravention of any applicable law or regulation. The reputation of the Fund and its affiliates for trustworthy financial services is a valuable asset which all Access Persons are expected to preserve and protect.



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          All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. All persons must abide by the fundamental standard that the Fund's personnel should not take inappropriate advantage of their positions.

          While compliance with the provisions of the Code is anticipated, Access Persons should be aware that in response to any violations, the Fund will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of an individual's fiduciary duties to the Fund.

II.      PURPOSE

         This Code has been adopted by the Board of Directors of the Fund in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"). Rule 17j-1 (a copy of which is attached as Exhibit A) generally prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by persons associated with such companies. The purpose of this Code is to provide regulations and procedures consistent with the Act, Rule 17j-1 and recommendations contained in the May 9, 1994 Report of the Advisory Group on Personal Investing of the Investment Company Institute. The basic tenets of Rule 17j-1:

         (A) It is unlawful for any Access Person or principal underwriter for the Fund, or any affiliated person of an investment adviser of or principal underwriter for the Fund in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

                  (1) To employ any device, scheme or artifice to defraud the Fund;

                  (2) To make to the Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the




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                           statements made, in light of the circumstances under
                           which they are made, not misleading;

                  (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

                  (4) To engage in any manipulative practice with respect to the Fund.

III.     DEFINITIONS

         (A)      "Access Person" means:

                  (1) any Director or officer of the Fund;

                  (2) any employee of an affiliate of the Fund or its Investment Advisers, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to any purchase or sale of a security by the Fund; and

                  (3) any other natural person, if any, who has the power to exercise a controlling influence over the management or policies of the Fund or of an Investment Adviser, unless such power is solely the result of his or her position with the Fund, and who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

         (B) "Beneficial Ownership" means ownership of securities or securities accounts by or for the benefit of a person, or such person's "family member," including any account in which the employee, or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially



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                  dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a "significant other."

         (C) "Compliance Officer" shall mean the person appointed by the Fund's Board of Directors to administer the Code and shall include other persons such as, for example, Investment Adviser personnel, designated by the Compliance Officer to administer the Code.

         (D) "Independent Director" means a Director of the Fund who is not an "interested person" of the Fund within the meaning of
                  Section 2(a)(19) of the 1940 Act. The Secretary of the Fund will inform each Director whether he or she is an Independent Director.

         (E) "Investment Adviser" means an entity listed in the Fund's current prospectus that provides advice to the Fund with respect to the purchase and sale of securities.

         (F) "Investment Personnel" means any person who in connection with his or her regular functions or duties makes, participates in or recommends the purchase or sale of a security for the Fund.

         (G) "Portfolio Manager" means a person entrusted with the direct responsibility and authority to make investment decisions affecting the Fund.

IV.      COMPLIANCE PROCEDURES

         (A)      Conflicts of Interest

                  (1) Each Access Person has the duty to disclose to the Fund and, if such person is an officer, director or employee of an Investment Adviser, to the Investment Adviser any interest whatsoever that he or she may have in any firm, corporation, or business unit with which he or she is called upon to deal as a part of his or her assigned duties with the Fund or an Investment Adviser or



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                           any other activity that the Access Person reasonably
                           believes presents a potential conflict of interest. This disclosure should be timely so that the Fund may take such action concerning the conflict as deemed appropriate by the Secretary or the Compliance Officer.

                  (2) Investment Personnel may not accept gifts, other than de minimis gifts, from persons doing business with or on behalf of the Fund.

                  (3) Investment Personnel may not serve on the board of directors of a publicly traded company or any business organized for profit other than New York Life Insurance Company or an affiliated company unless prior authorization is obtained from the Compliance Officer. Such authorization will be based on a determination that the business of such corporation does not conflict with the interests of the Fund and that service would be consistent with the best interests of the Fund and its shareholders and is not prohibited by law. If such service is authorized, procedures must be in place to isolate investment personnel serving as directors of outside entities from those making investment decisions on behalf of the Fund.

         (B)      Preclearance of Personal Securities Transactions

                  (1) An Access Person must obtain prior approval from the Compliance Officer before purchasing or selling, directly or indirectly, any security in any account over which the Access Person exercises Beneficial Ownership.

                  (2) An Independent Director, or a non-Independent Director who is not an officer of the Fund, New York Life Insurance Company or any of its affiliates, need only obtain prior approval from the Compliance Officer before purchasing or selling a security in any account over which the Independent Director exercises Beneficial



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                           Ownership if he or she has actual knowledge at the
                           time of the purchase or sale that such security is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person or, with respect to the person making the recommendation, when such person considers making such a recommendation.

                  (3) Access Persons are not required to preclear the following transactions:

                           (a) Purchases or sales of securities effected in any account which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions;

                           (b) Purchases which are part of an automatic dividend or distribution reinvestment plan;

                           (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or

                           (d) Purchases or sales of shares of registered open-end investment companies (commonly referred to as "mutual funds"); OR

                           (e) PURCHASES OR SALES OF UNIT INVESTMENT TRUSTS ("UITS") WHICH HOLD SECURITIES IN PROPORTION TO AN INDEX.

         (C)      Other Rules Relating to Personal Securities Transactions

                  (1)      Investment Personnel may not participate in any




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                           initial public offering of securities in any account
                           over which they exercise Beneficial Ownership except with the express written prior approval of the Secretary of the Fund.

                  (2) Investment Personnel who have obtained prior approval and made an investment in a private placement must disclose that investment to the Compliance Officer, and, as applicable, to other relevant Investment Personnel or any officer of the Fund if they play a part in any subsequent consideration of an investment by the Fund in that issuer and such Investment Personnel continues to hold such investment. Under such circumstances, the Fund's decision to purchase securities of the private placement issuer should be subject to independent review by Investment Personnel with no investment in the issuer.

                  (3) No Access Person may execute a securities transaction in any account over which he or she exercises Beneficial Ownership on a day when the Fund has a pending "buy" or "sell" order in that same security until such order is executed or withdrawn. If the Access Person is an employee of an Investment Adviser, this restriction shall apply only to those securities being bought or sold by the Fund managed by that Investment Adviser. However, if the Access Person has actual knowledge of securities being bought or sold by the Fund managed by a different Investment Adviser, the Access Person shall be subject to this restriction with respect to such securities. An Independent Director is subject to this section (3) only if he or she has actual knowledge that the Fund has a pending "buy" or "sell" order in that same security.

                  (4) No Portfolio Manager may execute a personal securities transaction within fewer than seven calendar days before and after the Fund which he or she manages trades in that security.

                  (5) Investment Personnel may not profit from the purchase and sale or sale and purchase of the



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                           same (or equivalent) securities within 60 calendar
                           days.

                  (6) Any profits realized from transactions prohibited by this Code, including, among other things, any profits realized from a personal securities transaction executed during the periods proscribed in (3), (4) or
                           (5) immediately set forth above, must be disgorged to the Fund.

V.       REPORTING AND MONITORING

         (A) Each Access Person shall submit to the Compliance Officer a report on the form attached as Exhibit B or a similar form provided by the Compliance Officer covering the matters included in the form. The report must list transactions in any security in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership in the security.
                  Reports shall be delivered to the Compliance Officer not later than 10 days after the end of the calendar quarter in which a transaction to which the report relates was effected. The Compliance Officer shall maintain such reports and such other records as are required by Rule 17j-1 under the Investment Company Act of 1940.

         (B) An Independent Director of the Fund need only report a transaction if such Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Director of the Fund, should have known that, during the 15-day period immediately preceding or following the date of the transaction by such Director, such security is or was purchased or sold by the Fund.

         (C) Each Access Person must direct his or her broker to provide to the Compliance Officer copies of confirmations of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements for all securities accounts over which the Access



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                  Person exercises Beneficial Ownership.

         (D) The Compliance Officer shall monitor personal trading activity of all Access Persons pursuant to procedures established under this Code.

         (E) All Investment Personnel shall be required to disclose all securities subject to their Beneficial Ownership upon hire or upon the assumption of duties which fall within the definition of Investment Personnel and on an annual basis thereafter on the form attached as Exhibit C or on a similar form provided by the Compliance Officer covering the matters included on the form.

         (F) All reports furnished pursuant to this Section will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.



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         (G)      Each Access Person shall complete an annual certification in the form attached as Exhibit D (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person.

         (H) The Compliance Officer shall prepare an annual report for the Board of Directors which, at a minimum summarizes the existing procedures concerning personal investing and any changes in the procedures made during the year; identifies any violations requiring significant remedial action during the past year; and identifies any recommended changes in existing restrictions or procedures.

VI.      EXCEPTIONS
         The Compliance Officer, in consultation with internal legal counsel for the Funds and the Local Compliance Officer, if applicable, may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Any exception which is granted shall be reported to the Board of Directors at the next regularly scheduled meeting of the Directors.



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                                    EXHIBIT B

                     QUARTERLY SECURITIES TRANSACTION REPORT
                   FOR THE QUARTER ENDED _____________________

         This report is submitted by _________________________(print name).

         I certify that the transactions listed below are the only transactions effected in securities of which I had Beneficial Ownership as defined in Section ________of the Code of Ethics during the quarter ended_________________________.

----------------------------------------------------------------------------------------------------------
        DATE OF         TYPE OF       TITLE OF        NO. OF      PRINCIPAL                 BROKER/
      TRANSACTION     TRANSACTION     SECURITY        SHARES       AMOUNT        PRICE       DEALER
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

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

P = Purchase

S = Sale


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E = Exercise of Option

                               -------------------------------
                               Signature

                                    EXHIBIT C

                        ANNUAL SECURITIES HOLDING REPORT
                      FOR THE YEAR ENDED DECEMBER 31, ____

         This report is submitted by _________________________(print name).

         I certify that the Securities listed below are the only securities of which I had beneficial ownership as of the year ended December 31, _____.

---------------------------------------------------------------------------------------------
        TITLE/TYPE OF SECURITY               NO. OF SHARES              PRINCIPAL AMOUNT
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

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



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                                             -------------------------------
                                             Signature






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                             ANNUAL CERTIFICATION OF
                      COMPLIANCE WITH THE CODE OF ETHICS OF
                        THE MAINSTAY VP SERIES FUND, INC.

         I, ______, hereby certify that I have received The MainStay VP Series Fund, Inc. Code of Ethics Adopted as of November 11, 1997, pursuant to Rule 17j-1 under the Investment Company Act of 1940 as amended (the "Code") and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.




                                       ------------------------------
                                       Name:
                                       Position:



---------------------
Date



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                        THE MAINSTAY VP SERIES FUND, INC.
                      COMPLIANCE PROCEDURES PURSUANT TO THE
                          CODE OF ETHICS ADOPTED AS OF
               UNDER THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED

         The Compliance Officer shall clear the following transactions when requested by an Access Person:

         (1) Purchases or sales of U.S. government securities, bankers' acceptances, bank certificates of deposit or commercial paper.

         (2) Purchases or sales of securities which are not eligible for sale or purchase by the Fund.

         (3) Purchases or sales of securities which receive the prior approval of the Compliance Officer (such Officer having no personal interest in such purchases or sales) because such purchases or sales are not likely to have any economic impact on the Fund or on its ability to purchase or sell securities of the same class or other securities of the same issuer.

         (4) Any securities transaction, or series of related transactions, involving either (i) 500 shares or less in the aggregate, if the issuer has market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion or (ii) less than _% of the issuer's market capitalization.

         (5) Purchases or sales of securities which are not on the restricted list prepared by ----------------- reflecting securities which they are considering for purchase or sale or for which there is an outstanding buy or sell order.

         (6) Purchases or sales of securities (except for securities purchased in connection with an initial public offering) which are not eligible for sale or purchase by the Fund as approved by the Fund's Compliance Officer.